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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-105650 on Form S-3, Registration Statement No. 333-122758 on Form S-4 and Registration Statements on Form S-8 (Nos. 333-108974, 333-98773, 333-83298, 333-121175, and 333-43316) of our reports dated March 31, 2005, relating to the consolidated financial statements and financial statement schedule of McDATA Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of McDATA Corporation for the year ended January 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 31, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM